UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 27, 2004 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5.       Other Events.

On July 27, 2004, Nu Skin Enterprises announced its intent to exercise its call option that day to purchase shares of common stock from members of its original stockholder group. A copy of Nu Skin Enterprises’ press release dated July 27, 2004, announcing this transaction is attached as Exhibit 99.1 to this report and incorporated by reference.

Item 7.       Financial Statements and Exhibits.

(c) EXHIBIT
99.1	Nu Skin Enterprises’ press release dated July 27, 2004, regarding option exercise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ Ritch N. Wood Ritch N. Wood Chief Financial Officer

Date: July 27, 2004

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Nu Skin Enterprises’ press release dated July 27, 2004, regarding option exercise.